UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMBIPAR EMERGENCY RESPONSE

(Exact name of registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Angélica, nº 2346, 5th Floor São Paulo, São Paulo, Brazil	01228-200
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A ordinary shares, par value US$0.0001 per share

Warrants to purchase Class A ordinary shares, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share

NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-268795

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), of Ambipar Emergency Response (the “Registrant”), and warrants to purchase Class A Ordinary Shares (the “Warrants”). The description of the Class A Ordinary Shares and Warrants contained under the headings “Description of New PubCo Share Capital” and “Description of New PubCo Warrants” in the proxy statement/prospectus included in the Registrant’s registration statement on Form F-4 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 14, 2022, as amended from time to time (File No. 333-268795) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMBIPAR EMERGENCY RESPONSE

Date: March 3, 2023

By:	/s/ Thiago da Costa Silva
Name: Thiago da Costa Silva
Title: Director